                                                                  EXHIBIT (5)(d)


[LOGO] AIG AMERICAN GENERAL                                                Single Premium Immediate Variable Annuity

                                                                                                     WITHDRAWAL FORM

                                                                             Complete and return to: SPIA Operations
 American General Life Insurance Company (AGL)                           P.O. Box 3018, Houston, TX 77253-3018, 2-D1
 A member company of American International Group, Inc.                          (888) 438-6933 . (713) 620-3139 Fax
 Houston, TX
--------------------------------------------------------------------------------------------------------------------
Instructions: Please type or print in black ink. Refer to the prospectus and your contract for additional information.

--------------------------------------------------------------------------------------------------------------------
1.   Contract Identification       Indicate change or request desired below.

     Contract #:____________________________  Annuitant: _______________________

     Contract OWNER(S): ________________________________________________________

     Address: __________________________________________________________________

              __________________________________________________________________

     S.S. No. or Tax I.D. No.: ____/_____/_____  Phone Number: (____)___________

--------------------------------------------------------------------------------------------------------------------
2.   Request for Partial           (Minimum withdrawal is $100 and may be
     Withdrawal                    subject to a withdrawal charge.) (Applicable
                                   to Life with Certain Period Only Contracts.)

     Amounts requested are to be: [ ] Net OR [ ] Gross of applicable charges. If no method is indicated, distributions will be made NET of all applicable charges. Amount requested to be withdrawn: $______________________

     NOTE: The amount requested will be withdrawn from the divisions as they are currently allocated in your contract, unless specified otherwise in the space provided below.

--------------------------------------------------------------------------------------------------------------------
3.   Request for Full Withdrawal   (May be subject to a withdrawal charge.)
                                   (Applicable to Certain Period Only Contracts)

     [ ] Contract attached (Variable Account portion of Certain Period Payout options only)

     [ ] I hereby declare that the Contract specified has been lost, destroyed, or mislaid and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.

--------------------------------------------------------------------------------------------------------------------
4.   Method of Distribution

     NOTE: If no method is indicated, check(s) will be mailed to the owner at the address of record.

     Check one: [ ]  Mail check to owner.     [ ]  Mail check to alternate address.

     ______________________________________________________________________________________________________________
     OWNER

     ______________________________________________________       _________________________________________________
     OWNER ADDRESS                                                CITY/STATE/ZIP

     ______________________________________________________
     PROVIDE ACCOUNT NUMBER TO BE REFERENCED FOR DEPOSIT.

--------------------------------------------------------------------------------------------------------------------
5.   Affirmation/Signature

     CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

     ------------------------           ----------------------------------------
               DATE                           SIGNATURE OF CONTRACT OWNER(S)

--------------------------------------------------------------------------------------------------------------------

AGLC101317